UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 22, 2007

                                 iMergent, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

      001-32277                                          87-0591719
(Commission File Number)                       (IRS Employer Identification No.)


             754 East Technology Avenue
                     Orem, Utah                                   84097
      (Address of Principal Executive Offices)                  (Zip Code)


                                 (801) 227-0004
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On October 22, 2007, the Third Judicial District Court In And For the County of SALT LAKE, Utah, Civil No. 050905862 provided preliminary approval of a settlement agreement ("Settlement") between iMergent, Inc. ("Company") and all derivative litigation filed in various Courts in Utah ("Derivative Litigation").

The Settlement provides for the Company to receive a payment of $3.3 million in insurance proceeds, which will be used by the Company to fund the settlement of the class action settlement, discussed in Form 8-K filed by the Company on September 21, 2007, and pay attorney fees in the Settlement. Of this amount, $2.8 million is being used to pay the class action settlement and $500,000 is being used to pay attorney fees to the Derivative Litigation counsel.

The Settlement calls for the Company to adopt certain corporate governance measures as well as present certain items for a vote of the Company's shareholders. After final approval of the Settlement and court approval of the class action settlement, the items that require a vote of the shareholders will be included in the next scheduled annual proxy statement. Additionally, after final approval of the Settlement and court approval of the class action settlement, all corporate governance items not requiring approval of the Company's shareholders, which have not already been adopted, will be adopted by the Company.

Pursuant to court order, the NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE LITIGATION is included herein in its entirety.


TO: ALL HOLDERS OF iMERGENT, INC. COMMON STOCK AS OF OCTOBER 30, 2007 WHO PLAN TO CONTINUE TO HOLD SUCH STOCK THROUGH DECEMBER 10, 2007.

     THIS NOTICE IS GIVEN pursuant to an Order of the Third Judicial District Court in and for Salt Lake County, State of Utah (the "Court") in the above-captioned putative derivative action (the "Action"). Plaintiffs brought claims in the Action and sought to pursue them derivatively on behalf of iMergent, Inc. ("iMergent" or the "Company").

     This Notice is given to advise you that a hearing (the "Settlement Hearing") will be held for the Action on December 10, 2007 at 9:30 a.m. before Judge Vernice Trece at the Third Judicial District Court in and for Salt Lake County, 450 South State, Salt Lake City, Utah 84114, to: (a) determine the fairness, reasonableness, and adequacy of the terms and conditions of a proposed stipulated settlement between the parties to the Action and a related action pending in the USDC for Utah (the "Settlement") and whether the Court should finally approve the Settlement and enter a Final Judgment and Order of Dismissal thereon; and (b) rule upon the agreed-to Fee Award for Plaintiffs' Counsel. Because this is shareholders' derivative action brought for the benefit of iMergent, no individual iMergent shareholder has the right to receive any individual compensation as a result of the settlement of this Action.

     THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES OR THE FAIRNESS OR ADEQUACY OF THE PROPOSED SETTLEMENT.

I.   BACKGROUND

     The Actions were brought on behalf of iMergent and against the Individual Defendants for allegedly breaching their fiduciary duties by engaging in improper business and revenue recognition practices that substantially and falsely inflated the revenue and net income of the Company, and for allegedly engaging in sales of iMergent stock based upon their knowledge of material non-public information regarding the Company, thereby unjustly enriching the Individual Defendants. The Individual Defendants deny these allegations.

     The Actions are two substantially similar derivative actions filed on behalf of iMergent against the Individual Defendants. On March 29, 2007, Berlinberg filed a Verified Derivative Complaint on behalf of iMergent in the Court styled Berlinberg v. Danks, et al., Civil No. 050905862, and Horn filed a Verified Derivative Complaint on behalf of iMergent in the Court styled Horn v. Danks, et al., Civil No. 050905863. These actions were subsequently consolidated as the Consolidated State Action on June 10, 2005. On June 15, 2005, Chamkoriyski filed a Verified Shareholder Derivative Complaint on behalf of iMergent in the Court styled Chamkoriyski v. Danks, et al., Civil No. 050401785, which was consolidated with and into the Consolidated State Action on July 7, 2006.

     On April 4, 2005, Giordano filed a Verified Derivative Complaint on behalf of iMergent in the Federal Court styled Giordano v. Danks, et al., Case No. 2:05-cv-00296, which was subsequently styled as the Consolidated Federal Action, Case No. 2:05-cv-00279.

     On June 24, 2005, plaintiffs Berlinberg and Horn filed a Consolidated Derivative Complaint in the Consolidated State Action and, on November 17, 2005, filed an Amended Consolidated Derivative Complaint in the Consolidated State Action. In addition, on June 12, 2006, Federal Plaintiff filed a Second Consolidated Verified Complaint in the Consolidated Federal Action. Defendants have filed motions to dismiss the operative complaints in the Actions, to which Plaintiffs have filed their respective oppositions. All motions to dismiss are currently pending as of the Stipulation Date. Plaintiffs in the Actions have coordinated their litigation efforts since the fall of 2006.

     Counsel in the Actions have undertaken substantial efforts to negotiate a mutually agreeable resolution of the Actions. Beginning on November, 2006, the Settling parties had numerous discussions regarding a potential resolution of the Actions. On January 31, 2007, Plaintiffs' Settlement Counsel sent to Defendants' Counsel the Settlement Demand Letter which demanded, inter alia, that the Individual Defendants make certain payments to the Company and adopt certain corporate governance measures. The Settling Parties engaged in numerous discussions regarding the Settlement Demand Letter and a potential settlement of the Actions. Although the Settling Parties made substantial progress during these discussions, they continued to disagree regarding several material settlement terms. Accordingly, on June 27, 2007, counsel for the parties met in New York City in order to participate in a mediation with the Hon. Nicholas Politan (Ret.), a highly experienced mediator, in an attempt to finally resolve the Actions. As a result of Judge Politan's efforts, the Settling Parties were able to eventually reach an agreement to settle the Actions on the terms set forth herein.

II.  DISCOVERY, INVESTIGATION, AND RESEARCH BY PLAINTIFF'S COUNSEL

     Plaintiffs' Counsel assert that they have conducted an extensive investigation during the development and prosecution of the Actions. This discovery and investigation has included, inter alia: (i) exchanging certain information with Defendants; (ii) participating in numerous face-to-face and telephonic meetings with Defendants; (iii) participating in formal mediation with a highly experienced mediator retained to assist resolving the Actions; and
(iv) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto.

III. THE PARTIES' POSITIONS REGARDING THE DESIRABILITY OF THE PROPOSED
     SETTLEMENT

     Defendants have denied, asserted numerous defenses to, and continue to deny each and all of the claims and contentions alleged in the Actions. Defendants also have denied and continue to deny the allegations that iMergent has suffered any damages. Each of the Defendants has denied and continues to deny, inter alia, the allegations concerning any alleged breach of fiduciary duty, misappropriation and/or waste of corporate assets, unjust enrichment, and any other alleged act of wrongdoing or omission.

     Nonetheless, Defendants have devoted substantial time, energy and resources to investigate and defend against the claims in the Actions and believe that further litigation could be protracted and expensive. Defendants also consider there to be uncertainty and risks inherent in litigation, especially in complex shareholder litigation like the Actions. As a result, Defendants have determined that it is desirable and beneficial that the Actions be finally and fully settled in the manner and upon the terms and conditions set forth in this Stipulation.

     Based on their investigation of the facts and their legal analysis, Plaintiffs' Counsel believe that the claims asserted in the Actions have merit. However, the expense and length of continued proceedings necessary to prosecute the Actions against the Defendants through trial and inevitable appeals presents substantial risk to the successful resolution of any litigation, especially in complex shareholder litigation such as the Actions. There also exist inherent problems of proof concerning, and the possible defenses to, the alleged violations asserted in the Actions, which present added risk to the successful litigation of the Actions. Accordingly, the Settlement confers substantial benefits upon iMergent and Current iMergent shareholders. Based on their evaluation and their substantial experience in this area of the law, Plaintiffs' Counsel have determined that the Settlement is in the best interests of iMergent and Current iMergent Shareholders.

IV.  TERMS OF THE SETTLEMENT

         In accordance with the terms of the Stipulation, the Board, on behalf of iMergent, has implemented or has agreed to implement many of the remedial measures identified in the Settlement Demand Letter, including, inter alia, the following:

Monetary Payment:
-----------------

A. A payment in the amount of two million eight hundred thousand dollars ($2,800,000) will be made to an interest-bearing escrow account maintained by the Company by or on behalf of the Individual Defendants within thirty (30) days of the entry of the Preliminary Approval Order.

Corporate Governance Enhancements:
----------------------------------

B.   Board of Directors:

     1. iMergent's senior management will recommend the Board nominate up to two (2), and no less than one (1), new independent directors for positions on the Board at the Company's next annual shareholder meeting, which nominees will be voted upon by iMergent's shareholders;

     2. The Board's Nominating and Corporate Governance Committee will solicit nominees for the aforementioned Board nominations from the Company's non-management shareholders;

     3. Prior to the Company's next annual meeting, the Board will establish a position of Lead Independent Director as set forth herein;

     4. Beginning at the Company's next Annual Meeting, the Board shall require all director nominees to receive the affirmative vote of a majority of votes cast in order to be elected or reelected, and any incumbent director who fails to receive the affirmative vote of a majority of votes cast shall immediately be removed as a director;

     5. At the Company's next Annual Meeting, the Board will propose to iMergent shareholders that they adopt a policy that independent directors (as defined below) shall serve on the Board for no more than ten (10) years;

     6. The Board, and all Board Committees, shall keep typed meeting minutes from all regular and special meetings, a draft of which shall be circulated to all directors no later than seven (7) days following such meeting, to be retained by the Company for at least five (5) years; and

     7. The Board shall be prohibited from amending or repealing any By-Law provision approved by shareholders.

C.   Director Independence:

     To be deemed "independent," a director:

     1. Must not have been employed by the Company or its subsidiaries or affiliates in an executive capacity within the last five calendar years;

     2. Must not have received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or being affiliated with, an entity that serves as (a) an advisor, consultant, or legal counsel to the company or to a member of the Company's senior management; (b) a significant supplier of the Company; or (c) a significant customer of the Company;

     3. Does not have any personal service contract(s) with the Company, or any member of its senior management;

     4. Is not an employee or officer with a not-for-profit entity that receives significant contributions from the Company;

     5. During the current calendar year or any of the three immediate preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission ("SEC"), other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year;

     6. Is not employed at a public company at which an executive officer of the Company serves as a director;

     7. Has not had any of the relationships described in paragraphs i-vi above, with any affiliate of the Company;

     8. Is not a member of the immediate family of any person described in paragraphs 1-4 above;

     9. Is not employed as an executive of another entity where any of the Company's executives serve on that entity's Compensation Committee; and

     10. Does not have beneficial ownership interest of five percent or more in an entity that has received remuneration, other than de minimis remuneration, from the Company, its subsidiaries, or affiliates.

     In addition to the foregoing, the Board shall retain a corporate governance expert to assess the independence of the Board's current members. This assessment shall include recommendations and a report to the full Board.

     De minimis remuneration is defined as (a) direct remuneration of $60,000 or less received from the Company, its subsidiaries, or affiliates during a calendar year (other than compensation); or (b) indirect remuneration paid to an entity if such remuneration does not exceed the lesser of $5 million or one percent of the gross revenues of the entity and did not directly result in an increase in the compensation received by the director from that entity.

D.   Responsibilities of Independent Directors:

     1. The independent directors shall meet separately from the CEO in executive sessions held on at least a quarterly basis.

     2. At the inaugural meeting of the independent directors and at the first quarterly meeting of each year, the independent directors shall elect a Lead Independent Director, who must be reaffirmed annually by a majority vote of the independent directors;

     3. The Lead Independent Director is responsible for coordinating the activities of the independent directors and, in addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director's role), the specific responsibilities of the Lead Independent Director shall be as follows:

          a. Advise the Chairman of the Board as to an appropriate schedule of iMergent Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of iMergent's operations;

          b. Provide the Chairman of the Board with input as to the preparation of agendas for the Board and Board Committee meetings;

          c. Advise the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from iMergent's management necessary for the independent directors to effectively and responsibly perform their duties, and although iMergent's management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

          d. Recommend to the Chairman of the Board the retention of consultants who report directly to the Board;

          e. Assist the Board and iMergent's officers in assuring compliance with and implementation of the Corporate Governance Policies and be principally responsible for recommending revisions to the Corporate Governance Policies;

          f. Coordinate and develop the agenda for, and moderate executive sessions of, the independent directors of the Board, and act as principal liaison between the independent directors and the Chairman of the Board on sensitive issues;

          g. Evaluate, along with members of the Compensation Committee and the full Board, the CEO's performance and meet with the CEO to discuss the Board's evaluation; and

          h. Recommend to the Chairman of the Board the membership of the various iMergent Board Committees, as well as selection of the Committee Chairs.

E.   Board Committees:

     1. The Board Committees shall have standing authorization, on their own initiative, to retain legal or other advisors of their choice, who shall report directly to the Board or Board Committee;

     2. The Board's Committees shall meet independently and in separate session from the Board's regular and/or special meetings at least four
          (4) times per fiscal year;

     3. The Audit Committee shall enforce a policy that any independent auditor responsible for auditing iMergent's financial statements shall not provide any consulting services to iMergent, except for tax consulting services;

     4. The Audit Committee shall have the authority to hire a forensic accounting/consulting firm once every three (3) fiscal years to conduct a review (including testing) of the sufficiency of the Company's internal controls, its internal audit function, and the work of the Company's outside auditor. This forensic review shall supplement any audit and/or control testing that the Company, and/or its outside auditor, conducts in the ordinary course of its/their responsibilities;

     5. The Board will establish a permanent committee of independent directors that will meet with the Company's General Counsel within thirty (30) days after the final approval of the settlement of the Actions, and thereafter at least four (4) times per fiscal year, or more often as necessary, to discuss the Company's compliance with applicable federal, state, and local laws, rules, and regulations applicable to the Company and its subsidiaries, e.g., consumer protection laws;

     6. The Company's General Counsel will prepare a presentation to be delivered to the Board at each of the Board's quarterly meetings concerning the Company's compliance with applicable federal, state, and local laws, rules, and regulations applicable to the Company and its subsidiaries, including consumer protection laws;

     7. At least twice per year, the Company's General Counsel shall undertake a comprehensive review of policies, practices, and procedures regarding the Company's sale and marketing of its products, and shall make a report and recommendation to the Board concerning these policies, practices, and procedures; and

     8. The Company's senior management will prepare a quarterly report to be provided to the newly-created independent committee concerning the Company's compliance with applicable federal, state, and local laws, rules, and regulations applicable to the Company and its subsidiaries.

F.   Executive Compensation and Officer and Director Stock Ownership

     1. No previously issued stock options shall be repriced at a lower exercise price without shareholder approval;

     2. The Board will recommend and encourage that iMergent management owns common stock in the Company, and that they purchase this stock through open-market stock purchases; and

     3. The Company shall adopt a formal insider trading policy. The General Counsel of the Company shall be appointed as the Insider Trading Compliance Officer, responsible for ensuring compliance with the Company's insider trading policy. The Insider Trading Compliance Officer shall be responsible for monitoring and updating a comprehensive program (the "Trading Compliance Program") designed to ensure compliance with the Company's trading policies. The Insider Trading Compliance Officer will be responsible for direct oversight of the Trading Compliance Program and members of the Board will have direct access to the Insider Trading Compliance Officer, including the opportunity to meet with such officer outside the presence of any other member of management. In addition to the above:

          a. The Insider Trading Compliance Officer shall be responsible for pre-clearing all transactions by the Company's directors or those employees subject to ss. 16 of the Securities Exchange Act (other than transactions pursuant to pre-approved 10b5-1 plans);

          b. The Company will take reasonable steps to ensure that all directors and officers file all trading forms require by them to be filed by the SEC concerning trading by directors, officers, and executive employees of the Company;

          c. Failure to comply with the Company's trading policy will result in appropriate sanctions, including potential disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action as determined by the Board;

          d. The Company's trading policy shall prohibit any corporate officer or director from, directly or indirectly, "short-selling" the Company's stock, purchasing a put option on the Company's stock, or selling a call option on the Company's stock; and

          e. The Company's trading policy shall contain a trading window provision that prohibits directors and officers from engaging in transactions involving the Company's stock from the period beginning on the 15th day of the last month of each fiscal quarter and ending two trading days following the date of public disclosure of the financial results for that quarter.

In addition, iMergent acknowledges that Plaintiffs' prosecution of the Actions was a causal factor in the Company's decision to adopt a new program to send to State Attorneys General and Better Business Bureaus nationwide, and to post on the Company's website, a detailed letter providing a thorough overview of the Company's business practices.

V.   PLAINTIFFS' COUNSEL'S FEES AND REIMBURSEMENT OF EXPENSES
     --------------------------------------------------------

     At the Final Hearing, Plaintiffs' Counsel will request that the Court approve the agreed-to Fee Award in the amount of $500,000.00 for Plaintiffs' Counsel's efforts in filing, prosecuting and settling the Actions. Defendants or their insurance carriers have agreed to pay the Fee Award subject to Court approval. Plaintiffs' Counsel have not received any fees to date, nor have they been reimbursed for their substantial out-of-pocket expenses. The Fee Award would compensate Plaintiffs' Counsel for undertaking the prosecution of the Actions on a fully-contingent basis.

VI.  YOUR RIGHT TO BE HEARD AT THE HEARING
     -------------------------------------

     If you are a Current iMergent Shareholder, your rights may be affected by the Settlement. Any Current iMergent Shareholder who objects to: (a) the Settlement or any of its terms, (b) the dismissal of the Actions, (c) the Judgment to be entered approving the Settlement, or (d) the application by Plaintiffs' Counsel for the Fee Award, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiffs' Counsel and Defendants' Counsel shall be heard and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen (14) days prior to the Settlement Hearing such person:

     (i) files with the Clerk of the Court, Third Judicial District Court in and for Salt Lake County, 450 South State, Salt Lake City, Utah 84114, a written objection containing (1) the name of the case and case number; (2) the Person's name, address, and telephone number; the Person's name, address and telephone number; (3) the number of shares of iMergent common stock the Person owns; (4) the date(s) of purchase of such shares, and a statement as to whether the Person will own such shares as of the date of the Settlement Hearing; (5) a detailed statement of the basis for the Person's objections to or comments upon the Settlement, Plaintiff's Counsels' request for attorneys' fees and reimbursement of expenses, or any other matter before the Court; (6) any supporting papers, including all documents and writings that the person desires the Court to consider; (7) a representation as to whether the Person intends to appear the Settlement Hearing; (8) a representation as to whether the Person plans on calling any witness(es) at the Settlement Hearing; and (9) the identities of any witness(es) the Person plans to call at the Settlement Hearing; and

     (ii) on or before the date of such filing, serves the same documents by first class mail upon the following counsel of record:

Eric L. Zagar, Esquire                         Steven Kaufhold, Esquire
Schiffrin Barroway Topaz & Kessler, LLP        Akin Gump Strauss Hauer & Feld
280 King of Prussia Road                       580 California Street, Suite 1500
Radnor, PA 19087                               San Francisco, CA 94104

Plaintiffs' Settlement Counsel                               Defendants' Counsel

     Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, to any Judgment entered thereon, to the Fee Award or to otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any Current iMergent Shareholder who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection and will be barred for all time by the Order and Final Judgment of the Court.

VII. DISMISSAL OF THE FEDERAL ACTION
     -------------------------------

     There is currently pending in the Federal Court the Consolidated Federal Action. In accordance with the terms of the Stipulation, within seven (7) days of the Judgment Date, the parties to the Consolidated Federal Action shall file in the Federal Court the Federal Judgment, which shall seek to dismiss the Federal Action with prejudice. The dismissal of the Federal Action is a negotiated term of the Settlement, and will not affect the rights of Current iMergent Shareholders.

VIII. SCOPE OF THIS NOTICE
      --------------------

     The foregoing descriptions of the Actions, the Settlement Hearing, the proceedings to be held, the activities leading to the Settlement, the terms of the Settlement, the conditions of Settlement, and other matters described herein do not purport to be all inclusive. Accordingly, you are referred to the Complaints and the Stipulation, filed with the Court Clerk, which may be examined during regular business hours at the offices of the Third Judicial District Court, Salt Lake County, 450 South State, Salt Lake City, Utah 84114. .

VIV. QUESTIONS REGARDING THE PROPOSED SETTLEMENT
     -------------------------------------------

     If you have questions regarding the proposed Settlement, please do not call or write the Court. Questions may be directed to:

                    Eric L. Zagar, Esquire
                    Schiffrin Barroway Topaz & Kessler, LLP
                    280 King of Prussia Road
                    Radnor, PA 19087
                    (610) 667 7706

                    Plaintiffs' Settlement Counsel

IX.  NOTICE TO BROKERAGE FIRMS & OTHER NOMINEES
     ------------------------------------------

     Brokerage firms and other nominees for beneficial owners of Company common stock are requested to forward all such persons a copy of this Notice within seven (7) days after receiving this Notice. On request by any such brokerage firm or other nominee, additional copies of this Notice may be obtained without charge by sending a written request to the above identified counsel for Plaintiffs.

     Brokerage firms and other nominees will be reimbursed for documented reasonable and actual out-of-pocket expenses incurred in providing copies of this Notice to beneficial owners or providing a list of the names and addresses of beneficial owners to the above address.



Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit
Number          Description
-------         -----------
99.1            Press release dated October 31, 2007.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 IMERGENT, INC.

                                 /s/ Robert Lewis
                                 ---------------------------------------------
                                 By: Robert Lewis, Chief Financial Officer
                                 Date: October 31,  2007